FIIC

We're Changing The Way Investors Approach Their World.

CONSULTING AGREEMENT

Effective February 1, 2005, for services rendered, James W. France will be due a consulting fee of $7,000.00 per month. This will be in effect until such time as FIIC, Inc. receives sufficient funding to pay this person his normal salary as to be outlined in his respective employment agreement.

Approved by:

[signature] Dated 7 FEB 06

signature

Robert Ostrander DIR/sec.

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FEDERATED INVESTORS INSURANCE CORPORATION

1585 Bethel Rd. 1st Flr. | Columbus OH 43220 | p: 614-451-5030 | f: 614-451-5032 | www.fedinsureit.com